QUESTAR FUNDS, INC.


                                 CODE OF ETHICS


1.       STATEMENT OF GENERAL PRINCIPLES

                  This Code of Ethics (the "Code") expresses the policy and procedures of Questar Funds, Inc. (the "Company"), its affiliates and subsidiaries (each reference to the Company shall be deemed to refer to both the cumulative assets of the Company in the aggregate and to each series of the Company individually that now exists or is hereinafter created), and is enforced to ensure that no one is taking advantage of his or her position, or even giving the appearance of placing his or her own interests above those of the Company. In the event that an investment adviser to a series of the Company has not adopted a code of ethics substantially in conformity with Rule 17j-1 (the "Rule") of the Investment Company Act of 1940 (the "1940 Act") or Rule 204-2 of the Investment Advisers Act of 1940, and which has been approved by the Board of Directors of the Company, then that investment adviser shall adopt this Code and shall be subject to the requirements herein as it pertains to the series of the Company advised by the investment adviser.

                  Investment company personnel must at all levels act as fiduciaries, and as such must place the interests of the shareholders of the Company before their own. Thus, we ask that when contemplating any personal transaction you ask yourself what you would expect or demand if you were a shareholder of the Company.

                  This Code has been adopted pursuant to the Rule of the 1940 Act which makes it unlawful for any affiliated person of the Company, or any affiliated person of an investment adviser to the Company, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired (as defined below) by the Company:

           (i) to employ any device, scheme or artifice to defraud the Company;

           (ii) to make any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

           (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company; or

           (iv) to engage in any manipulative practice with respect to the Fund.



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                  In compliance with paragraph (c)(1) of the Rule, this Code has been adopted and approved by the Board of Directors of the Company, including by a majority of the Directors who are not "interested persons", for the purpose of implementing policies and procedures reasonably necessary to prevent Access Persons (as defined below) of the Company or any investment adviser to the Company from engaging in any conduct prohibited by the Rule. We ask that all personnel follow not only the letter of this Code but also abide by the spirit of this Code and the principles articulated herein.

2.       DEFINITIONS

         "Access Person" means (i) any director, officer, general partner or Advisory Person (as defined below) of the Company or any investment adviser to the Company, or (ii) any director, officer or general partner of a principal underwriter of the Company who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined below) by the Company for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Company regarding the purchase or sale of Covered Securities or (iii) notwithstanding the provisions of clause (i) above with respect to any such investment adviser to the Company, where such investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other Advisory clients, any director, officer or Advisory Person of such investment adviser who, with respect to the Company, makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Company or who, in connection with his or her duties, obtains any information concerning Covered Securities recommendations being made by the investment adviser.

         "Advisory Person" means

           (i) any employee of the Company, any investment adviser to the Company (or of any company in a control relationship to the Company or investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Company and/or any investment adviser to the Company who obtains information regarding the purchase or sale of Covered Securities;

           (ii) any natural person who controls the Company or any investment adviser to the Company and who obtains information (other than publicly available information) concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities.


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         "Access Persons" and "Advisory Persons" shall not include any individual who is required to and does file quarterly reports with any investment adviser to the Company, administrator or principal underwriter of the Company substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment Advisers Act of 1940, provided however, that the legal compliance officer or president of any investment adviser to the Company, administrator or principal underwriter shall (i) file an annual certification with the Directors stating that such entity has adopted or approved the continuation of its code of ethics, substantially in the form that was provided to the Directors; and (ii) notify the Legal Compliance Officer (as defined below) of any violation of such entity's code of ethics upon actual knowledge by such compliance officer that a violation had occurred. The Legal Compliance Officer shall report any such violations to the Directors in accordance with the provisions of this Code as if the report of the violation(s) had been made under this Code.

         "Affiliated Persons" or "Affiliate" means

           (i) any employee or Access Person, and any member of the immediate family (defined as spouse, child mother, father, brother, sister-in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

           (ii) any account for which any of the persons described in (i) above is a custodian, director, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice;

           (iii) any partnership, corporation, joint venture, trust or other entity in which any employee of the Company or Access Person of the Company directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

     A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when the Company has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                  The term "beneficial ownership" shall be defined in and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of a Covered Security regardless of the identity of the registered owner. This would include:



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           (i) Covered Securities which a person holds for his or her own benefit either in bearer form, registered in his or her name or otherwise, regardless of whether the securities are owned individually or jointly;

           (ii) Covered Securities held in the name of a member of his or her immediately family (spouse or minor child) sharing the same household;

           (iii) Covered Securities held by a trustee, executor, administrator, custodian or broker;

           (iv) Covered Securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

           (v) Covered Securities held by a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director, trustee or 10% stockholder or by a corporation which can be regarded as a personal holding company of a person;

           (vi) Covered Securities recently purchased by a person and awaiting transfer into his or her name;

           (vii) Covered Securities held by any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership or which ; and

           (viii) Covered Securities held by such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself or herself at once or at some future time.

         A beneficial owner of a security also includes any person who directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or includes the power to dispose, or to direct disposition of such security.

         "Control" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.



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         "Covered Security" means a security as defined in section 2(a)(36) of the 1940 Act, and shall include any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit of a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into in a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except, however, that it SHALL NOT include:

           (i) Direct obligations of the Government of the United States;

           (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

           (iii) Shares issued by open-end funds.

                  "Disinterested Director" of the Company shall mean a director thereof who is not an "interested person" of the Company within the meaning of
Section 2(a)(19) of the 1940 Act.

                  "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment Personnel" means:

           (i) any employee of the Company or any investment adviser to the Company (or of any company in a control relationship to the Company or such investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company.

           (ii) any natural person who controls the Company or any investment adviser to the Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

           "Legal Compliance Officer" means Giovanni A. Urena or her successor appointed by the Board of Directors.

           "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933



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                  "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

                  "Security held or to be acquired" means:

                 (i) any Covered Security which, within the most recent 15 days:

                           (A) is or has been held by the Company; or

                           (B) is being or has been considered by the Company or any investment adviser to the Company for purchase by the Company; and

                  (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (i) of this definition.

                  The term "security" shall have the meaning set forth in
Section 2(a)(36) of the 1940 Act and shall include any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit of a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into in a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

3.       PROHIBITED TRANSACTIONS

                  The prohibitions described below will only apply to a transaction in a Covered Security in which the designated person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

         A.       BLACKOUT TRADING PERIODS - ACCESS PERSONS

                  No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which at the time of such purchase or sale is being considered for purchase or sale by the Company or is being purchased or sold by the Company before the expiration of five business days during which the Company is considering the purchase or sale or has a pending buy or sell order in that same Covered Security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods are required to be disgorged to the Company. A pending buy or sell order exists when a decision to purchase or sell a Covered Security has been made and communicated to the Legal Compliance Officer.



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         B.       BLACKOUT TRADING PERIODS - INVESTMENT PERSONNEL

                  No Investment Personnel shall engage in a purchase or sale, directly or indirectly, of a Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days before and after the Company trades in that Covered Security. Any profits realized on trades within the proscribed periods are required to be disgorged to the Company.

         C.       BAN ON SHORT-TERM TRADING PROFITS

                  No Access Person may profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within 60 calendar days if such Covered Securities are held by the Company. Any profits realized on such short-term trades are required to be disgorged to the Company. The Legal Compliance Officer may permit exceptions to this prohibition in writing on a case by case basis when no abuse is involved and the circumstances of the subject trade supports an exemption.

         D.       BAN ON SECURITIES PURCHASES OF AN INITIAL PUBLIC OFFERING
                  ----------------------------------------------------------

                  Investment Personnel may not acquire, directly or indirectly, any beneficial ownership in any securities in an initial public offering without prior approval in writing from the Legal Compliance Officer or other person designated by the Board of Directors. Furthermore, should written consent of the Company be given, Access Persons are required to disclose such investment when participating in the Company's subsequent consideration of an investment in such issuer. In such circumstances, the Company decision to purchase securities of the issuer should be subject to an independent review by Investment Personnel of the Company with no personal interest in the issuer.

         E.       SECURITIES OFFERED IN A LIMITED OFFERING

                  Investment Personnel may not acquire, directly or indirectly, any beneficial ownership in any securities in a limited offering without the prior written consent of the Company's Legal Compliance Officer. Furthermore, should written consent of the Company be given, Investment Personnel are required to disclose such investment when participating in the Company subsequent consideration of an investment in such issuer. In such circumstances, the Company's decision to purchase securities of the issuer should be subject to an independent review by Investment Personnel of the Company with no personal interest in the issuer.



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4.       EXEMPTED TRANSACTIONS

         A. Subject to compliance with preclearance procedures in accordance with Section 5 below, the prohibitions of Sections 3A, 3B and 3C of this Code shall not apply to:

           (i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions;

           (ii) Purchases or sales of securities which are not eligible for purchase or sale by the Company;

           (iii) Purchases or sales which are nonvolitional on the part of either the Access Person or the Company.

           (iv) Purchases which are part of an automatic dividend reinvestment plan;

           (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

           (v) Any equity securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if (i) the Access Person has no prior knowledge of transactions in such security by the Company and (ii) if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

           (vii) Any fixed income securities transaction involving $10,000 principal amount or less, if the Access Person has no prior knowledge of transactions in such securities by the Company; and

           (viii) All other transactions contemplated by Access Persons of the Company which receive the prior approval of the Legal Compliance Officer in accordance with the preclearance procedures described in Section 5 below. Purchases or sales of specific securities may receive the prior approval of the Legal Compliance Officer because the Legal Compliance Officer has determined that no abuse is involved and that such purchases and sales would be very unlikely to have any economic impact on the Company or on the Company's ability to purchase or sell such securities.



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         B. Notwithstanding Section 4A(viii), the prohibition in Section 3A shall not apply to Disinterested Directors, unless a Disinterested Director, at the time of a transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Company, should have known that the Company had a pending buy or sell order in that same security, which order had not yet been executed or withdrawn.

         C. A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in Section 3A will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 5 and without prior knowledge of any trading by the Company.

         D. Notwithstanding Section 4A(viii), the prohibition in Section 3C shall not apply to profits earned from transactions in securities which securities are not the same (or equivalent) to those owned, shorted or in any way traded by the Company during the 60-day period; provided, however, that if the Legal Compliance Officer determines that a review of the Access Person's reported personal securities transactions indicates an abusive pattern of short-term trading, the Legal Compliance Officer may prohibit such Access Person from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days whether or not such security is the same (or equivalent) to that owned, shorted or in any way traded by the Company.

5.       PRECLEARANCE

                  All Access Persons (other than Disinterested Directors) must preclear with and receive prior approval from the Legal Compliance Officer before purchasing or selling any Covered Security. All approved orders must be executed by the close of business on the day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

                  Disinterested Directors need not preclear their personal investments in Covered Security unless a Disinterested Director knows, or in the course of fulfilling his or her official duties as a Disinterested Director should know, that, within the most recent 15 days, the Company has purchased or sold, or considered for purchase or sale, such Covered Security or is proposing to purchase or sell, directly or indirectly, any Covered Security in which the Disinterested Director has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership.

6.       REPORTING

           A. (1). No later than 10 days after becoming an Access Person of the Company or any investment adviser to the Company, and thereafter on an annual basis as of December 31 of each year, Access Persons (other than Disinterested Directors) will disclose:



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           (i)    the title, number of shares and principal amount of each
                  Covered Security in which the Access Person has any direct or indirect beneficial ownership at the time such person became an Access Person;

           (ii) the name of any broker-dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

           (iii)  the date that the such report is submitted by the Access
                  Person.

         (2) On an annual basis Access Persons (other than Disinterested Directors) will be sent a copy of the Company's statement of such Access Person's personal securities accounts to verify its accuracy and make any necessary additions or deletions. The report submitted to the Legal Compliance Officer may contain a statement that the report shall not be construed as an admission by the Access Person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         B. (1). All Access Persons (other than Disinterested Directors) shall report to the Legal Compliance Officer no later than 10 days after the end of each calendar quarter (including those calendar quarters in which no securities transactions were effected) with respect to (A) any transaction during the quarter in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or beneficial ownership in the Covered
Security:

           (i) the date of the transaction, title, interest rate and maturity rate (if applicable), the number of shares, and the principal amount of each Covered Security involved;

           (ii) the nature of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition);

           (iii) the price of the Covered Security at which the transaction was effected;

           (iv) the nature of the broker, dealer or bank with or through which the transaction was effected; and

           (v)    the date that the report is submitted by the Access Person;

         and (B) with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

           (i) the name of each broker, dealer or bank with whom the Access Person established the account;



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           (ii)   the date the account was established; and

           (iii)  the date that the report is submitted by the Access Person,

         PROVIDED HOWEVER, that an Access Person shall not be required to make a report under Sections 6A or 6B hereof with respect to any transaction effected for any account over which such Access Person has no direct control or indirect influence or control.

         C. Whenever an Access Person recommends that the Company purchase or sell a Covered Security, he or she shall disclose whether he or she presently owns such security, or whether he or she is considering its purchase or sale.

         D. All Disinterested Directors shall report to the Company's Legal Compliance Officer, no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, the information required in Sections 6A and 6B hereof with respect to any transaction involving a Covered Security in which such Disinterested Director has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in such Covered Security and that such Disinterested Director knew, or in the course of fulfilling his or her official duties as a Director should have known, during the 15-day period immediately preceding or after the date of the transaction by the Disinterested Director, to have been purchased or sold by the Company or considered for purchase or sale by the Company. With respect to those transactions executed through a broker, a Disinterested Director of the Company may fulfill this requirement by directing the broker(s) to transmit to the Legal Compliance Officer a duplicate of broker trade confirmations of such transactions, and copies of the statements of such brokerage accounts, whether existing currently or to be established in the future if all the information required under Sections 6A and 6B is contained within such broker trade confirmations and statements of accounts. The transaction reports and/or duplicates should be addressed "Personal and Confidential." Transactions effected for any account over which a Disinterested Director does not have any direct or indirect influence or control, or which is managed on a discretionary basis by a person other than the Disinterested Director and with respect to which such Disinterested Director does not in fact influence or control such transactions, need not be reported. Further, transactions in securities which are not eligible for purchase or sale by the Company of which such person is a Disinterested Director need not be reported.

         E. All personal matters discussed with the Legal Compliance Officer and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the Boards of Directors of the Company and any investment adviser to the Company for which such person is an Access Person, and by the appropriate regulatory agencies.

         F. All reports submitted to the Legal Compliance Officer pursuant to this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.



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7.       ANNUAL CERTIFICATION

                  On an annual basis, Access Persons will be sent a copy of this Code for their review. Access Persons will be asked to certify that they have read and understand this Code and recognize that they are subject hereto. Access Persons will be further asked to certify annually that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.

8.       CONFIDENTIAL STATUS OF THE COMPANY'S PORTFOLIOS

                  The current portfolio positions of the Company managed, advised and/or administered by an investment adviser to the Company and current portfolio transactions, programs and analyses must be kept confidential.

                  If nonpublic information regarding the Company's portfolios should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.

                  If anyone is asked about the Company's portfolios or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that the Company has bought, sold or retained the particular security. Reference, however, may, of course, be made to the latest published report of the Company's portfolios.

9.       NONPUBLIC MATERIAL INFORMATION

                  From time to time the Legal Compliance Officer shall circulate and discuss with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of nonpublic material information, also known as "inside information." In view of the many forms in which the subject can arise, the Legal Compliance Officer shall reiterate periodically that a careful and conservative approach must prevail and no action should be taken where "inside information" may be involved without a thorough review by the Legal Compliance Officer.

                  Material inside information is any information about a company or the market for the company's securities which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.



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                  Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

                  "Inside information" is information that has not been publicly disclosed. Information received about a company under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information.

                  Whenever an Access Person receives material information about a company which he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person who is not an employee of the Adviser or a party to the transaction. As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by REUTERS, THE WALL STREET JOURNAL or trade publications. If the Access Person has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question or questions before trading, recommending trading or divulging the information. If any doubt at all remains, the Access Person must consult with the Legal Compliance Officer.

10.      GIFTS - INVESTMENT PERSONNEL

                  Investment Personnel shall not receive any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Company. For purposes of this Code, "more than DE MINIMIS value" shall mean any gift in excess of a value of $100 per year.

11.      SERVICES AS A DIRECTOR IN A PUBLICLY TRADED COMPANY
         ---------------------------------------------------

                  Access Persons shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the Company's Board of Directors, based upon a determination that the board service would be consistent with the interests of the Company and its shareholders. When such authorization is provided, the Investment Personnel serving as a director will be isolated from making investment decisions with respect to the pertinent company through "Chinese Wall" or other procedures.



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


12.      COMPLIANCE REVIEW

         A. The Legal Compliance Officer will maintain a list of all Access Persons, will provide each Access Person with a copy of this Code upon request, and will notify each Access Person in writing that such person is an Access Person. Once a person has been so identified, he or she shall continue to be an Access Person until otherwise notified in writing by the Legal Compliance Officer, provided however, if such person is an Access Person solely because he or she is a Director, such person shall cease to be an Access Person at the time such person ceases to be a Director.

         B. The Legal Compliance Officer or his designate shall review all personal holdings reports submitted by each Access Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of Rule 17j-1 or the Code. In addition, the Legal Compliance Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Legal Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question. The Legal Compliance Officer shall maintain a list of personnel responsible for reviewing transaction and personal holdings reports.

13.      SANCTIONS

                  Any violation of this Code shall be reported on a quarterly basis to the Board of Directors of the Company or to any investment adviser to the Company, as the case may be, in accordance with Section 14 of the Code. The Board of Directors of the Company or such investment adviser, as the case may be, may impose such sanctions as it deems appropriate, including INTER ALIA, a letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a securities transaction done in violation of this Code.

14.      BOARD OF DIRECTORS ANNUAL REVIEW

                  Annually, the Company's Board of Directors shall receive a written report containing the following:

           A. a copy of the existing Code of Ethics from the Legal Compliance Officer;

           B. a report completed by the Legal Compliance Officer identifying any issues arising under the Code, including any material violations of the Code during the past year and sanctions imposed in response to such material violations of the Code;

           C. A list of recommendations, if any, to change the existing Code of Ethics based upon experience, evolving industry practices or developments in applicable laws or regulations.



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15.      FUND BOARD OF DIRECTORS ANNUAL APPROVAL

         Annually, the Board of Directors, including a majority of the Disinterested Directors of the Board, shall approve this Code and any material changes to the Code. The Board of Directors shall approve any material change to this Code no later than 6 months after the adoption of the material change, provided however, that before approving this Code or any amendment to this Code the Board shall have received a certification from the Company and any investment adviser o the Company that is not subject to this Code that the Company and the investment adviser have adopted procedures reasonably necessary to prevent Access Persons of the Company or such investment adviser from violating the Code.

16.      PRINCIPAL UNDERWRITIER

         At least annually, each principal underwriter of the Company must submit a copy of their Code of Ethics to the Legal Compliance Officer, provided however, that such copy shall not be required to be submitted, if the principal underwriter is an affiliate of the Company or an investment adviser to the Company that is subject to this Code or if any officer, director, or general partner of the principal underwriter serves as an officer, director or general partner of the Company or an investment adviser to the Company that is subject to this Code.

17.      RECORD KEEPING

         This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision and the reasons supporting the decision to approve any acquisition or sale by Access Persons of securities in an IPO or limited offering, each memorandum made by the Legal Compliance Officer hereunder and a record of any violations hereof and any sanctions imposed in response to any material violations of the Code shall be maintained by the Company as required under the Rule.



Amended and Adopted
this 26th day of September, 2000




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